Exhibit 99.5

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Clinical Solutions Group Sales Process Overview

Steve Brewer Executive Vice President of Sales

CSG Sales Overview

CSG Sales Organization Overview

Typical EHR Sales Cycle

Sales Management Process

Why Medical Groups Select Allscripts

Who Are Buyers Considering?

Most Requested Product Reports

The following 10 vendor product reports are those that were the most often requested by healthcare providers, over the past year, using Platinum KLAS Online, a web-based tool for vendor performance monitoring and reporting.

1. Allscripts TouchWorks (Over 25 Physicians)

2. Lawson

3. eScription EditScript

4. Epic EpicCare Ambulatory (Over 25 Physicians)

5. Kronos Timekeeper v.4-5

6. GE Centricity Physicians Office EMR (Over 25 Physicians)

7. NextGen EMR (Over 25 Physicians)

8. Oracle PeopleSoft

9. Picis Ibex PulseCheck

10. Infinium

Source: 2005 KLAS Mid-Year Report (All Products in the Industry)

Sales Team

New Sales

3 Area Vice Presidents

21 Sales Execs -$3.75MM Quota/Rep

National Accounts

3 Senior Sales Executives

Focused on Largest Practices and Strategic Initiatives

Account Management

5 Account Managers

Focused on Add-On Sales of <$1 MM to Existing Clients

Clinical Consulting

Physician and Clinician Team

Focused on Demonstrations, Reference Sites, Utilization and Clinical Assessments

SMB Market

Direct Sales

VARs

Partners

Typical EHR Sales Process

Prospecting Qualified Lead RFP Demo Reference Site Visit Contract

Client Decision Time-line

6 to 12 Months from RFP to Contract Signing

Varies in Time by Practice Size, Complexity and Budget Process

Typical Decision Makers

Physicians

Executive Director

CIO and IT Group

Managing the Sales Process

Measure Against Key Sales Process Milestones

Probability Adjusted Sales Forecast

Win/Loss Reporting and Analysis

Marketing Focus by Client Size

Large Groups: Relationship Marketing (e.g. Executive Summits, Trade Shows, etc.)

Small Groups: Direct Marketing (e.g. Lead Generation, Direct Marketing, etc.)

Why Medical Groups Select Allscripts

Credibility

Top Rated EHR (KLAS, MS-HUG, Forrester, TEPR)

Proven Results (“Blue Chip” Clients & Documented ROI)

Partnerships & Interoperability

IDX—Preferred Access to 70% of Large Groups

Leadership Position on National Interoperability and Standards Initiatives

Depth of Product Offering

Commitment to Ambulatory EHR

Clinical Trials, iHealth, Pay-for-Performance

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